Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-________) pertaining to the 1993 Stock Option Plan of Fusion Medical Technologies, Inc. of our report dated January 28, 1999, relating to the financial statements of Fusion Medical Technologies, Inc. as of December 31, 1998, and 1997, and for each of the three years in the period ended December 31, 1998, which are included in the Annual Report on Form 10-K of Fusion Medical Technologies, Inc. for the year ended December 31, 1998.



PRICEWATERHOUSECOOPERS LLP



San Jose, CA
September 28, 1999

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